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                         INDEPENDENT AUDITORS' CONSENT
                        -------------------------------

We consent to the incorporation by reference in Registration Statement Nos. 333-13775 and 333-95997 of Lithium Technology Corporation on Form S-8 of our report dated April 11, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) appearing in this annual report on Form 10-KSB of Lithium Technology Corporation for the year ended December 31, 2000.

                                                      /s/ DELOITTE & TOUCHE, LLP


Philadelphia, Pennsylvania
April 17, 2001